Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO: The Directors of Innovative Digital Investors Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 1,725,000 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $10,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	Innovative Digital Investors, LLC

Address:	Attn: Manager
104 S. Walnut St.
Itasca, IL 60143

INNOVATIVE DIGITAL INVESTORS, LLC

Signed:	/s/ Jonathan Bates
Name:	Jonathan Bates
Title:	Manager

Dated: March 6, 2026

Accepted:

INNOVATIVE DIGITAL INVESTORS ACQUISITION CORP.

Signed:	/s/ Jonathan Bates
Name:	Jonathan Bates
Title:	Chief Executive Officer

Dated: March 6, 2026